UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2012

ZAYO GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO 80027

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2012, Zayo Group, LLC (the “Company”) and Zayo Capital, Inc. (“Zayo Capital”) announced that in connection with their cash tender offer for any and all their $350 million outstanding aggregate principal amount of 10.25% Senior Secured First-Priority Notes (the “Notes”) and related consent solicitation to amend certain provisions of the Indenture dated as of March 12, 2010 (as amended and supplemented, the “Indenture”) governing the Notes, the Company, Zayo Capital, the guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee, executed a Seventh Supplemental Indenture on June 15, 2012 (the “Seventh Supplemental Indenture”). The Seventh Supplemental Indenture was entered into to implement amendments for which consents from the holders of at least 75% in principal amount of the Notes were received in connection with the tender offer and consent solicitation. The amendments contained in the Seventh Supplement Indenture eliminate most of the restrictive covenants and certain of the events of default in the Indenture and release the collateral securing the obligations under the Notes. The Seventh Supplemental Indenture provides that although it became effective immediately upon its execution and delivery, the amendments contained therein and described above will not become operative until at least 75% of the aggregate principal amount of the outstanding Notes are purchased in the tender offer.

The foregoing description of the Seventh Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Seventh Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On June 18, 2012, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on June 15, 2012, $347 million or approximately 99% of the outstanding principal amount on the Notes had been validly tendered and not validly withdrawn pursuant to the previously announced cash tender offer and consent solicitation. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of June 15, 2012, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated June 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name: Ken desGarennes
Title: Chief Financial Officer

DATED: June 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of June 15, 2012, among Zayo Group, LLC, Zayo Capital, Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated June 18, 2012.